Exhibit 10.10

FORM OF QUADRA REALTY TRUST, INC.

MANAGER EQUITY PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT, (the “Agreement”), dated as of                     , 20     (the “Grant Date”), is made by and between Quadra Realty Trust, Inc., a Maryland corporation (the “Company”), and Hypo Real Estate Capital Corporation, a Delaware corporation (the “Grantee”).

WHEREAS, the Company has adopted the Quadra Realty Trust, Inc. Manager Equity Plan (the “Plan”), pursuant to which the Company may grant awards representing the right to receive shares of Stock or cash after the lapse of such forfeiture restrictions as may be determined by the Board (such rights hereinafter referred to as “Restricted Stock Units”);

WHEREAS, the Grantee is providing bona fide services to the Company on the date of this Agreement;

WHEREAS, the Company desires to grant to the Grantee the number of Restricted Stock Units provided for herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Grant of Restricted Stock Unit Award

(a) Grant of Restricted Stock Units. The Company hereby grants to the Grantee [                    ] Restricted Stock Units on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Company shall establish a book account in the Grantee’s name with respect to the Award granted hereby.

(b) Incorporation of Plan. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and its representatives in respect of any questions arising under the Plan or this Agreement.

Section 2. Terms and Conditions of Award

The grant of Restricted Stock Units provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a) Restrictions. The Restricted Stock Units and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of prior to the lapse of restrictions set forth in this Agreement applicable thereto, as set forth in Section 2(b). The Board may in its discretion, cancel all or any portion of any outstanding restrictions prior to the expiration of the periods provided under Section 2(b). The period from the date of grant of a Restricted Stock Unit to the date it becomes vested and payable shall be referred to herein as the “Restricted Period.”

(b) Lapse of Restrictions. Except as may otherwise be provided herein, the restrictions on transfer set forth in Section 2(a) shall lapse with respect to [             percent (    %)] of the Restricted Stock Units granted hereunder on [each of the [                    ] anniversaries of the Grant Date], so long as the Management Agreement is in effect as of the relevant date. [Performance-based vesting provisions, if applicable.]

Notwithstanding the foregoing, the Restricted Stock Units granted hereunder shall become immediately vested and payable upon termination of the Management Agreement other than for Cause (as defined in the Management Agreement).

(c) Form of Payment. Unless otherwise determined by the Board at the time of payment, each Restricted Stock Unit granted hereunder shall represent the right to receive [one share of Stock] [an amount in cash equal to the Fair Market Value of one share of Stock as of the date of vesting] [a combination of cash and Stock] upon the date on which the restrictions applicable to such Restricted Stock Unit lapse.

(d) Dividend Equivalents. The Grantee shall be entitled to the payment of a Dividend Equivalent as of each date (a “Dividend Date”) on which cash dividends and/or special dividends and distributions are paid with respect to Stock, provided that the record date with respect to such dividend or distribution occurs within the Restricted Period. Such Dividend Equivalent shall be paid in the form (whether in cash, Stock or other property) as dividends are paid to the Company’s stockholders and shall equal the quotient obtained by dividing (i) the product of (x) the number of the Restricted Stock Units credited to such account on the record date for such dividend or distribution and (y) the per share dividend (or distribution value) payable on such Dividend Date, by (ii) the Fair Market Value of a share of Stock as of such Dividend Date.

(e) Issuance of Certificate. In the event that shares of Stock are to be issued upon any lapse of restrictions relating to the Restricted Stock Units, the Company shall issue to the Grantee a stock certificate representing such shares of Stock.

(f) Forfeiture of Units. Restricted Stock Units forfeited pursuant to this Agreement shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither the Grantee nor any of the Grantee’s successors or assigns shall thereafter have any further rights or interests in such units.

Section 3. Miscellaneous

(a) Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the [Corporate Counsel of the Company] at the principal office of the Company and, in the case of the Grantee, to Grantee’s [Corporate Counsel].

(b) No Right to Continued Service. Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the service of the Company or shall interfere with or restrict in any way the right of the Company, which is hereby expressly reserved, to terminate the Management Agreement at any time for any reason whatsoever, with or without Cause.

(c) Bound by Plan. By signing this Agreement, the Grantee acknowledges that its authorized representative has received a copy of the Plan and has had an opportunity to review the Plan and agrees to bind the Grantee with respect to all the terms and provisions of the Plan.

(d) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and its successors and assigns.

(e) Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(f) Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(g) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(h) Governing Law. This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Maryland.

(i) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the              day of                     , 20    .

QUADRA REALTY TRUST, INC.

By:
Its:

HYPO REAL ESTATE CAPITAL CORPORATION

By:
Its: